Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contacts:
Tina Asmar
Corporate Communications
Phone: 1-858-845-5959
email: corpcomm@qualcomm.com

Warren Kneeshaw
Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm and China’s National Development and Reform Commission Reach Resolution
- NDRC Accepts Qualcomm’s Rectification Plan -
- Qualcomm Raises Midpoints of Fiscal 2015 Revenue and Non-GAAP EPS Guidance -
SAN DIEGO - February 9, 2015 - Qualcomm Incorporated (NASDAQ: QCOM) today announced that it has reached a resolution with China’s National Development and Reform Commission (NDRC) regarding the NDRC’s investigation of Qualcomm under China’s Anti-Monopoly Law (AML). The NDRC has issued an Administrative Sanction Decision finding that Qualcomm has violated the AML. Qualcomm will not pursue further legal proceedings contesting the NDRC’s findings. Qualcomm has agreed to implement a rectification plan that modifies certain of its business practices in China and that fully satisfies the requirements of the NDRC’s order. Although Qualcomm is disappointed with the results of the investigation, it is pleased that the NDRC has reviewed and approved the Company’s rectification plan. The following are the key terms of the rectification plan:

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Qualcomm will offer licenses to its current 3G and 4G essential Chinese patents separately from licenses to its other patents and it will provide patent lists during the negotiation process. If Qualcomm seeks a cross license from a Chinese licensee as part of such offer, it will negotiate with the licensee in good faith and provide fair consideration for such rights.

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For licenses of Qualcomm’s 3G and 4G essential Chinese patents for branded devices sold for use in China, Qualcomm will charge royalties of 5% for 3G devices (including multimode 3G/4G devices) and 3.5% for 4G devices (including 3-mode LTE-TDD devices) that do not implement CDMA or WCDMA, in each case using a royalty base of 65% of the net selling price of the device.

•	Qualcomm will give its existing licensees an opportunity to elect to take the new terms for sales of branded devices for use in China as of January 1, 2015.

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Qualcomm will not condition the sale of baseband chips on the chip customer signing a license agreement with terms that the NDRC found to be unreasonable or on the chip customer not challenging unreasonable terms in its license agreement. However, this does not require Qualcomm to sell chips to any entity that is not a Qualcomm licensee, and does not apply to a chip customer that refuses to report its sales of licensed devices as required by its patent license agreement.

In addition, the NDRC imposed a fine on the Company of 6.088 billion Chinese Yuan Renminbi (approximately $975 million at current exchange rates), which Qualcomm will not contest. Qualcomm will pay the fine on a timely basis as required by the NDRC.
“We are pleased that the investigation has concluded and believe that our licensing business is now well positioned to fully participate in China’s rapidly accelerating adoption of our 3G/4G technology,” said Derek Aberle, president of Qualcomm. “We appreciate the NDRC’s acknowledgment of the value and importance of Qualcomm’s technology and many contributions to China, and look forward to its future support of our business in China.”

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“Qualcomm has played an important role in the success of the mobile and semiconductor industries in China for many years, and we look forward to building upon this foundation as we grow our investments, engagement and business in China,” said Steve Mollenkopf, CEO of Qualcomm. “We are pleased that the resolution has removed the uncertainty surrounding our business in China, and we will now focus our full attention and resources on supporting our customers and partners in China and pursuing the many opportunities ahead.”
Qualcomm is proud to have contributed extensively for many years to the growth and success of the mobile and semiconductor industries in China, and plans to continue to grow its investments and collaborations going forward, including with China’s mobile operators and handset and other device suppliers, and within the Chinese semiconductor sector. Some recent examples of these investments and support include:

•	Providing extensive engineering assistance and support to China’s mobile operators in rolling out their 4G LTE networks in China.

•	Working closely with Chinese handset manufacturers to build their businesses both inside and outside of China as they seek to become top global brands and leading global suppliers of smartphones.

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Expanding Qualcomm’s longstanding relationship with Semiconductor Manufacturing International Corporation (SMIC), one of China’s largest and most advanced semiconductor foundries, which has led to SMIC’s major milestone of producing high-performance, low-power mobile processors using cutting-edge advanced 28nm technology.

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Creating a China-specific investment fund of $150 million to further the development of mobile and semiconductor technologies, including initial investments from the fund in five innovative Chinese companies.

Fiscal 2015 Guidance Update
Qualcomm is also updating its financial guidance for fiscal year ending September 27, 2015. The following estimates are based on our current business outlook:

•	Revenues: estimated to be $26.3 billion to $28.0 billion compared to our prior guidance range of $26.0 billion to $28.0 billion.

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GAAP diluted earnings per share: estimated to be $3.56 to $3.76 (which includes an approximately $975 million charge, or $0.58 per share, related to the fine imposed by the NDRC), compared to our prior guidance range of $4.04 to $4.34.

•	Non-GAAP diluted earnings per share: estimated to be $4.85 to $5.05 (which excludes the charge from the fine imposed by the NDRC), compared to our prior guidance range of $4.75 to $5.05.

Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items. Beginning in the first quarter of fiscal 2015, we changed our methodology for reporting Non-GAAP results to exclude third-party acquisition and integration services costs and certain other items, which may include major restructuring and restructuring-related costs, goodwill and long-lived asset impairment charges and litigation settlements and/or damages. Detailed reconciliations between GAAP and Non-GAAP results and guidance are included within this news release.

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The following table summarizes revenue and GAAP and Non-GAAP earnings per share (EPS) guidance for fiscal year 2015 based on the current business outlook.

	FY 2014 Results		Prior Guidance FY 2015 Estimates (2)	Current Guidance FY 2015 Estimates (2)
Revenues	$26.5	B	$26.0B - $28.0B	$26.3B - $28.0B
Year-over-year change			decrease 2% - increase 6%	decrease 1% - increase 6%
Non-GAAP diluted EPS	$5.27		$4.75 - $5.05	$4.85 - $5.05
Year-over-year change			decrease 4% - 10%	decrease 4% - 8%
Diluted EPS attributable to QSI	$0.01		($0.02)	($0.02)
Diluted EPS attributable to share-based compensation	($0.50)		($0.54)	($0.54)
Diluted EPS attributable to other items (1)	($0.13)		($0.15)	($0.73)
GAAP diluted EPS	$4.65		$4.04 - $4.34	$3.56 - $3.76
Year-over-year change			decrease 7% - 13%	decrease 19% - 23%

(1)
Other items excluded from Non-GAAP include certain acquisition-related items, tax items and other items. Current guidance for fiscal 2015 other items includes an approximately $0.58 per share charge related to the fine imposed by the NDRC.

(2)
Our prior and current guidance for fiscal 2015 includes an estimate of the benefit related to stock repurchases that we plan to complete over the remainder of fiscal 2015 under our current stock repurchase program.

Sums may not equal totals due to rounding.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses Non-GAAP financial information (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors. Non-GAAP measurements used by the Company include revenues, cost of equipment and services revenues, R&D expenses, SG&A expenses, other expenses, operating income, net investment income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision making.

Non-GAAP information used by management excludes QSI and certain share-based compensation, acquisition-related items, tax items and other items.

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QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. Non-cash share-based compensation is excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses.

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•	Certain other items are excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core business, including:

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Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property. Starting in the first quarter of fiscal 2015, the Company excludes third-party acquisition and integration services costs. Prior year amounts have not been reclassified to conform to the current presentation.

•
Starting in the first quarter of fiscal 2015, the Company excludes certain other items that management views as unrelated to the Company’s ongoing business, such as major restructuring and restructuring-related costs, goodwill and long-lived asset impairments and litigation settlements and/or damages. Prior year amounts have not been reclassified to conform to the current presentation.

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Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. Also, the provision (benefit) to reconcile the tax provisions (benefits) for each column to the total GAAP tax provision for the quarter is excluded. At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. In interim quarters of prior fiscal years, this difference was allocated to the tax provisions (benefits) among the columns.

Conference Call
Qualcomm will hold a conference call to discuss the NDRC resolution on February 9, 2015 beginning at 2:30 p.m. PT on Qualcomm’s Investor Relations website at: http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at http://investor.qualcomm.com/events.cfm immediately prior to commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. U.S. and international callers should use reservation number 83971934.

About Qualcomm
Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding changes to our business practices in China; our compliance with the NDRC’s decision; our licensing business now being well positioned to fully participate in China’s rapidly accelerating adoption of our 3G/4G technology; our plans to continue to grow our business, engagements, investments and collaborations in China going forward, including with China's mobile operators and handset and other device suppliers, and within the Chinese semiconductor sector;

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focusing our attention and resources on supporting our customers and partners in China and pursuing the many opportunities ahead; our business outlook; and our estimates and guidance related to revenues and GAAP and Non-GAAP diluted earnings per share. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our ability to drive our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; the continued and future success of our licensing programs; attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations; the enforcement and protection of our intellectual property rights; government regulations and policies, or adverse rulings in enforcement or other proceedings; the commercial success of our new technologies, products and services; claims by third parties that we infringe their intellectual property; acquisitions, strategic transactions and investments; our dependence on a limited number of third-party suppliers; our stock price and earnings volatility; our ability to attract and retain qualified employees; global economic conditions that impact the mobile communications industry; foreign currency fluctuations and failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the first quarter ended December 28, 2014 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

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Qualcomm is a trademark of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Reconciliation of Non-GAAP Financial Measure Related to Prior Period
(In millions, except per share data)

	Non-GAAP	QSI (1)	Share-Based Compensation (1)	Other Items (1)	GAAP
12 MONTHS - FISCAL 2014
Net income (loss)	$9,032	$15	($856)	($224)	$7,967
Diluted EPS	$5.27	$0.01	($0.50)	($0.13)	$4.65
Diluted shares used	1,714	1,714	1,714	1,714	1,714

(1)	At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP.

Sums may not equal totals due to rounding.